                                                                    EXHIBIT 99.1

ADVANCED INSTRUCTION TO SELL COMMON STOCK

To: Deutsche Bank Alex. Brown
    A Division of Deutsche Bank Securities Inc.

Account Number:______________

      I am a holder of shares, or options to acquire shares, of the common stock ("Common Stock") of RSA Security Inc. (the "Company"). I would like to periodically sell Company shares in order to diversify my portfolio. I also wish to take advantage of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which provides for an affirmative defense from insider trading liability for purchases and sales effected pursuant to a contract, instruction or plan entered into when a person is not aware of any material nonpublic information. This instruction ("Instruction") is intended to constitute a "written plan for trading securities" within the meaning of Rule 10b5-1.

      I hereby instruct Deutsche Bank Securities Inc. (referred to herein as "Deutsche Bank Alex. Brown") to exercise options representing shares of Common Stock, and sell the resulting shares of Common Stock as: outlined below. My orders hereunder are given to you on a not held basis, meaning that you shall use your best judgement in the execution of each order, and that you shall be relieved of all responsibility with respect to the time of execution or the price of execution. I understand that in exercising such judgement, it is possible that you may not sell some or all of the shares that you are authorized hereunder to sell in any given period under this Instruction. I understand that Deutsche Bank Alex. Brown is a market-maker in RSAS and the limits set below are net of commission.

      i) For the period commencing June 27, 2004 and terminating on June 27, 2005, with respect to any stock options with an exercise price equal to $8.04 per share, at any time 8 business days after the quarterly earnings release and 5 business days before the blackout period, exercise and simultaneously sell 100% of all vested options at a price equal to $15 per share or higher and;

      ii) For the period commencing June 27, 2004 and terminating on June 27, 2005, with respect to any stock options with an exercise price equal to $12.33 per share, at any time 8 business days after the quarterly earnings release and 5 business days before the blackout period, exercise and simultaneously sell 25% of all vested options at $18.00 per share or higher and 75% of all vested options at $20.00 per share or higher;

      iii) For the period commencing June 27, 2004 and terminating on June 27, 2005, with respect to any stock options with an exercise price equal to $19.75 per share, at any time 8 business days after the quarterly earnings release and 5 business days before the blackout period, exercise and simultaneously sell 25% of all vested options at $25.00 per share or higher and 75% of all vested options at $30.00 per share or higher;

      iv) For the period commencing June 27, 2004 and terminating on June 27, 2005, with respect to any stock options with an exercise price equal to $4.42 per share, at any time 8 business days after the quarterly earnings release and 5 business days before the blackout period exercise and simultaneously sell 50% of all vested options at $15.00 per share or higher, 25% of all vested options at $18.00 or higher and 25% of all vested options at $20.00 per share or higher;

      v) For the period commencing June 27, 2004 and terminating on June 27, 2005, with respect to any stock options with an exercise price equal to $4.04 per share, at any time 8 business days after the quarterly earnings release and 5 business days before the blackout period, exercise and sell 50% of all vested options at $15.00 per share or higher, 25% of all vested options at $18.00 or higher and 25% of all vested options at $20.00 per share or higher;

      vi) For the period commencing June 27, 2004 and terminating on June 27, 2005, with respect to any stock options with an exercise price equal to $13.12 per share, at any time 8 business days after the quarterly earnings release and 5 business days before the blackout period, exercise and sell 50% of all vested options at $20.00 per share or higher and sell 25% at $25.00 per share or higher;

      vii) For the period commencing June 27, 2004 and terminating on June 27, 2005, with respect to RSAS shares acquired through the ESPP program (currently held in my ESPP account and to be transferred to DB Act. prior to any sales), at any time 8 business days after the quarterly earnings release and 5 business days before the blackout period, sell 100% of all shares if the Company's Common Stock is trading at a price equal to $15.00 per share.

      You are authorized to make deliveries of securities and payment of moneys in accordance with your normal practice. All shares to be sold shall have been previously deposited into my account, and you shall not be required to follow this Instruction if shares are not present in my account (or acceptable arrangements to deliver option shares have not been made) prior to the dates on which sales shall occur. If this Instruction requires you to exercise stock options you shall do so in accordance with your normal procedures, and unless instructed otherwise, remit the exercise price and the withholding tax as calculated by the Company. The share amount listed above shall be increased or decreased to reflect stock splits should they occur. I understand that I shall be responsible to arrange for any filings that may be required under applicable law (e.g., Form 144, Schedule 13D, and Forms 4 and 5), and that I may be subject to the short swing profit rules contained in Section 16 of the Securities Exchange Act of 1934. In this connection, I understand that upon my request, you will assist me in making advance arrangements regarding the filing of Forms 144; provided that you agree to notify me and the following representatives of RSA's legal department within eight hours of making any trade so that I may file the required Form 4 in a timely fashion:

      -     Margaret Seif: Phone: 781-515-5403; email: mseif@rsasecurity.com

      -     Kathryn Leach: Phone: 781-515-5422; email: kleach@rsasecurity.com

      -     Chris Dollase: Phone: 781-515-5507; email: cdollase@rsasecurity.com

      All sales shall be effected in your normal fashion in accordance with your terms and conditions for my account and risk. You may act as principal in any transaction hereunder. I understand that you may not be able to make all of the sales contemplated under this Instruction due to a market disruption or a legal, regulatory or contractual restriction applicable to you or any other event or circumstance. I further understand that even in the absence of such a circumstance, you may be unable to make sales consistent with ordinary principles of best execution due to insufficient volume of trading or other market factors in effect on the date of a sale. I hereby ratify and confirm any and all transactions with you in accordance with this Instruction. I also agree to indemnify and hold Deutsche Bank Alex. Brown harmless from any and all losses arising from any cause of action arising from its performance of this Instruction. For purposes of this Section, the term "losses" shall mean monetary damages for which a court or regulatory agency has found Deutsche Bank to be finally liable, after all appeals have been exhausted, but which shall in no event exceed an amount equal to the proceeds received by me in connection with exercises of stock options pursuant to this Instruction. Notwithstanding the foregoing, "losses" shall not include Deutsche Bank's attorneys fees, and Deutsche Bank may not settle any action for which it will claim indemnification from me without my prior written consent.

      You will cease making sales under this Instruction as soon as practicable following receipt of written notice from the Company, confirmed by telephone, that the Company has entered into a transaction that results in my being subject to trading restrictions. You shall resume making sales in accordance with this Instruction as soon as practicable after you receive written notice from the Company of the cessation or termination of any such trading restriction. Any sales not made as a result of the imposition of any trading restriction shall be sold in the next following selling period.

      While this Instruction is in effect I will not enter into or alter any corresponding or hedging transaction or position with respect to the Common Stock (including any securities convertible or exchangeable into Common Stock).

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      I represent and warrant that I am not presently aware of any material nonpublic information regarding the Company or its securities and that I am currently able to sell Common Stock under the Company's insider trading policies and covenant that I will not discuss or otherwise disclose material nonpublic information to my investment representative or any other of your personnel responsible for carrying out this Instruction. I have obtained the approval of the Company's counsel to enter into this Instruction.

      This Instruction may be modified, terminated or amended only by a writing signed by the parties hereto. Any modification or amendment of this Instruction may only occur at a time when I am not aware of material nonpublic information concerning the Company or its securities and I am otherwise permitted to make sales under the Company's insider trading policies. If this Instruction is modified or amended, or if I establish a new plan after termination of this Instruction, no sales shall be made during the sixty (60) calendar days immediately following such modification, amendment or termination (other than sales already provided for in the Instruction prior to modification, amendment or termination).

      This Instruction shall not be effective until Deutsche Bank Alex. Brown confirms its acceptance in writing by signing below. It shall remain in full force and effect until revoked or modified by me in writing. Deutsche Bank Alex. Brown may decline to act hereunder upon reasonable notice. I hereby irrevocably authorize you to accept any instruction from the Company to cease or suspend sales hereunder.

                                         /s/William McQuaide    4/27/04
                                         ---------------------------------------
                                         William McQuaide

Accepted
Deutsche Bank Alex. Brown

/s/Stuart C. Williams
---------------------
Branch Manager

Dated: 4/27/04

SCHEDULE A

                             (Shares Owned Outright)

Name of Seller: William L McQuaide________Seller's Social Security #____________ Daytime Tel. #:___________ Cellular:_________________Fax #:_________Email_______
SALE OF OWNED STOCK

a.                                    b.                                c.
Designated Sale Period                Authorized Number of              Net Limit Price ($) or
From              To                  Owned Shares                      "Market" Price (select one):
----              --------            --------------------              ----------------------------
6/27/04           6/27/05             3227                              $ 15
--------------    --------            --------------------              ----------------------------
                                                                        $
--------------    --------            --------------------              ----------------------------
                                                                        $
--------------    --------            --------------------              ----------------------------
                                                                        $
--------------    --------            --------------------              ----------------------------
                                                                        $
--------------    --------            --------------------              ----------------------------
                                                                        $
--------------    --------            --------------------              ----------------------------
                                                                        $
--------------    --------            --------------------              ----------------------------

--------------    --------            --------------------              ----------------------------
                                                                        $
--------------    --------            --------------------              ----------------------------

                                              TOTAL:3227

1. INSTRUCTIONS: In column (a), state the first and last date on which the Shares are authorized to be sold during the Designated Sale Period (Stock sales may occur on or between these dates). The "To" column may be left blank in which case the Designated Sale Period will last until this Instruction terminates.

      In column (b), state the maximum number of shares authorized to be sold at the designated price during the Designated Sale Period. Do not aggregate with amounts authorized to be sold at a lower price during the same Designated Sale Period.

      In column (c), write either (i) a dollar price which is the minimum price (the "Net Limit Price") at which Stock is authorized to be sold, or (ii) the word "market" if Stock is to be sold at the then-prevailing market price per share during the Designated Sale Period. If a Net Limit Price is instructed, I understand that my order(s) will be executed only when Deutsche Bank Alex. Brown can sell at a price equal or higher than my minimum price(s) plus the mark-up.

2. In the event that Deutsche Bank Alex. Brown is unable to sell the Authorized Number of Owned Shares in a Designated Sale Period for any reason: (check one of the following instructions)

        ___ the unsold amount of Stock will be carried forward and added to the Authorized Number of Owned Shares for each succeeding Designated Sale Period until sold at the original net limit price; or

        ___ the unsold amount of Stock will not be sold and will not be carried over to the next Designated Sale Period.

3. I X am (_____ am not) subject to Rule 144 filing requirements and, if applicable, I have provided signed documents to be filed on my behalf.

4. I recognize that if the name of the above listed options changes materially, including but not limited to my termination, I will notify Deutsche Bank Alex. Brown immediately.

                                   SCHEDULE B
                                 (Stock Options)
                        TO WILLIAM L MCQUAIDE 1-b5-1 PLAN
                                 DATED 4/1/2004

Name of Seller: William L McQuaide____________Seller's Social Security #_______ Daytime Tel. #:_________Cellular:____________Fax #:___________Email:___________

      EXERCISE OF OPTIONS AND SALE OF STOCK OBTAINED UPON EXERCISE OF OPTIONS.

      (Please note: Seller represents that the information below is accurate. You may use multiple lines to apportion shares in a grant across differing Sales Periods or Limit Prices. Each line will be treated as a distinct trading instruction.).

           a.           b.           c.           d.           e.                    f.                  g.
                                                  Vesting      Designated Sale
                                                  Date For     Period
                        Date of      Strike       Unvested     ------                Authorized Number  Net Limit Price $
LINE       Grant ID #   Grant        Price        Shares        From        To       of Option Shares
----       ----------   --------     ------       --------     -------    -------    -----------------  -----------------
 1         94-          8/12/98      8.04         Fully        6/27/04    6/27/05          261          $ 15.00
           310B(NQ)                               Vested

 2         P-428 (NQ)   4/18/99      12.33        Fully        6/27/04    6/27/05         13,500        $ 20.00
                                                  Vested

 4         98-258(NQ)   10/19/99     19.75        Fully        6/27/04    6/27/05         124,000       $ 25.00
                                                  Vested

 5         98-1482      06/18/02     4.42         6/18/04      6/27/04    6/27/05          8,921        $ 15.00
           (NQ)
                                                  (1,407)

 6         94-1027A     7/10/02      4.04         7/10/04      6/27/04    6/27/05         64,087        $ 15.00
                                                  (12,500)
           (NQ)

 7         94-1027      7/10/02      4.04         1/10/05      6/27/04    6/27/05          66,381       $ 15.00
           (ISO)                                  (12,500)

           94-1040A     11/18/03     13.12        11/18/04     6/27/04    6/27/05         134,758       $ 20.00
           (NQ)                                   30,000
                                                               TOTAL:411,908

      INSTRUCTIONS:

      1.    In columns (a) and (b), list the Options which are to be exercised.

            In column (c), specify the applicable strike price.

            In column (d) specify the applicable vesting date.

            In column (e), state the first and last date on which the option is authorized to be exercised and sold during the Designated Sale Period (Exercises and sales may occur on or between these dates). The "To" column may be left blank in which case the Designated Sale Period will last until this Instruction terminates.

            In column (f), state the maximum number of Option Shares to be exercised.

            In column (g), write the dollar price which is the minimum price (the "Net Limit Price") at which the Authorized Number of Option Shares is authorized to be sold. If a Net Limit Price is instructed, I understand that my order(s) will be executed only when Deutsche Bank Alex. Brown sells at a price equal or higher than my minimum price(s) plus the mark-up.

      2. In the event that Deutsche Bank Alex. Brown is unable to sell the Authorized Number of Option Shares in a Designated Sale Period for any reason: (check one of the following instructions)

            X the unsold amount of Option Shares will be carried forward and added to the Authorized Number of Option Shares for each succeeding Designated Sale Period until sold at the original net limit price; or

            ___ the unsold amount of Option Shares will not be sold and will not be carried over to the next Designated Sale Period.

      3. I X am (_____ am not) subject to Rule 144 filing requirements and, if applicable, I have provided signed documents to --- be filed on my behalf.

      4. I recognize that if the nature of the above listed options changes materially, including but not limited to my termination, I will notify Deutsche Bank Alex. Brown immediately.